Exhibit 23.3

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 27, 2012 relating to the audited financial statements of Rave Reviews Cinemas, LLC and subsidiaries for the fiscal years ended December 29, 2011 (Restated), December 31, 2010 (Restated), and December 31, 2009 (Restated), and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Plano, TX

June 20, 2013